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                                                                    EXHIBIT 99.1

                           [LETTERHEAD OF JPMORGAN]


April 14, 1999


Special Committee of the Board of Directors
Board of Directors
Alliance Imaging, Inc.
1065 North Pacificenter Drive, Suite 200
Anaheim, CA 92806

Attention:      Anthony R. Ignaczak
                Mark D. Klein

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Alliance Imaging, Inc. (the "Company") and its stockholders (other than Apollo Management and its affiliates) of the consideration to be paid by the Company in connection with the proposed merger (the "Merger") of the Company with Three Rivers Holding Corp. (the "Target"), the parent company of SMT Health Services Inc. ("SMT"). Pursuant to the Agreement and Plan of Merger, dated as of April 14, 1999 (the "Agreement"), among the Company and the Target, a corporation to be formed by the Company ("Acquisition Sub") will merge with and into the Target, and each share of common stock, $0.01 par value, of the Target issued and outstanding at the effective time of the Merger (other than shares held by Dissenting Stockholders (as defined in the Agreement)) shall be exchanged and converted into the right to receive 4.9 shares of common stock, $.01 par value (the "Company Common Stock"), of the Company.

In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company and SMT and of certain other companies engaged in businesses comparable to those of the Company and SMT, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and SMT and the consideration received for such companies; (iv) current and historical market prices of the Company Common Stock; (v) the audited financial statements of the Company and SMT for the fiscal years ended December 31, 1998, 1997 and 1996;
(vi) certain internal financial analyses and forecasts prepared by the Company and SMT and their respective managements; and (vii) the terms of certain other business combinations that we deemed relevant.

In addition, we have held discussions with certain members of the management of the Company and SMT and with SMT's outside auditors with respect to certain aspects of the Merger, the past and current business operations of the Company and SMT, the financial condition and future prospects and operations of the Company and SMT, the effects of the

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                           [LETTERHEAD OF JPMORGAN]


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Merger on the financial condition and future prospects of the Company, and certain other matters we considered necessary or appropriate to our inquiry. We have visited certain facilities of the Company and SMT, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and SMT or otherwise reviewed by us, and we have not assumed any responsibility or liability therefor. We have not conducted any valuation or appraisal of any assets or liablilities, nor have any such valuation or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and SMT to which such analysis or forecasts relate. We have also assumed that the Merger will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and that the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company with respect to the proposed Merger and will receive a fee from the Company for our services. Please be advised that we have no other financial advisory or other relationships with the Company. As you are aware, J.P. Morgan Securities Inc. and its affiliates maintain an ongoing relationship with Apollo Management. In the ordinary course of their businesses, J.P. Morgan Securities Inc. and its affiliates may actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid by the Company in the proposed Merger is fair, from a financial point of view, to the Company and its stockholders (other than Apollo Management and its affiliates).
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                          [LETTERHEAD OF J.P. MORGAN]

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This letter is provided to the Special Committee of the Board of Directors and
the Board of Directors of the Company in connection with and for the purposes of their evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.




Very truly yours,

J.P. MORGAN SECURITIES INC.

By:  /s/ David Deming
   -----------------------------
   Name:  David Deming
   Title: Managing Director